SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2015

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 K Street NW, Washington, D.C. 20005

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Executive Officer

On January 19, 2015, FTI Consulting, Inc. (“FTI Consulting” or the “Company”) announced that Eric B. Miller will transition out of the positions of Executive Vice President, General Counsel and Chief Risk Officer of FTI Consulting effective February 18, 2015. Mr. Miller will remain employed by FTI Consulting until March 13, 2015.

The departure of Mr. Miller will be treated as a termination of his employment without “Cause” for purposes of his existing compensatory arrangements with the Company, and as such he will be entitled to severance and retention bonus payments pursuant to his second amendment to employment letter dated June 2, 2010 and retention letter dated January 15, 2014. The Company will record a special charge in the fourth quarter of 2014 totaling $1.6 million, which will consist of the severance amount and the remaining unaccrued expense related to the retention award, net of forfeitures of cash-settled equity awards. This special charge was not anticipated in the earnings guidance provided by the Company in its earning press release as of October 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Date: January 20, 2015	By:	/s/ DAVID JOHNSON
Name: David Johnson
Title: Chief Financial Officer

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